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As filed with the Securities and Exchange Commission on March 18, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CardioNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8090 (Primary Standard Industrial Classification Code Number)	33-0604557 (I.R.S. Employer Identification Number)

1010 Second Avenue
San Diego, California 92101
(619) 243-7500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Arie Cohen
President and
Chief Executive Officer
CardioNet, Inc.
1010 Second Avenue
San Diego, California 92101
(619) 243-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq. Ethan E. Christensen, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Donald J. Murray, Esq. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-145547)

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $0.001 par value per share	$14,950,000	$588(2)

(1)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes $1,950,000 of shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)
The Registrant previously registered an aggregate $78,200,000 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-145547), for which a filing fee of $3,073 was previously paid.

Explanatory Note

        This Registration Statement on Form S-1 relates to the public offering of common stock of CardioNet, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-145547), as amended (the "Prior Registration Statement"), declared effective on March 18, 2008 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 1,265,000 shares, including 165,000 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of March, 2008.

CARDIONET, INC.
By:	/s/ ARIE COHEN
Arie Cohen President, CEO and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ARIE COHEN Arie Cohen	President, CEO and Director (Principal Executive Officer)	March 18, 2008
/s/ MARTIN P. GALVAN Martin P. Galvan	CFO (Principal Financial and Accounting Officer)	March 18, 2008
/s/ JAMES M. SWEENEY James M. Sweeney	Executive Chairman and Director	March 18, 2008
* Fred Middleton	Director	March 18, 2008
* Woodrow Myers Jr., M.D.	Director	March 18, 2008
* Eric N. Prystowsky, M.D.	Director	March 18, 2008
* Harry T. Rein	Director	March 18, 2008
* Robert J. Rubin, M.D.	Director	March 18, 2008
*By:	/s/ JAMES M. SWEENEY James M. Sweeney Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description of Document
5.1		Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2		Consent of Ernst & Young LLP, independent certified public accountants.
23.3		Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(a)	Powers of Attorney.

(a)
Included on the signature page of Registration Statement on Form S-1 (File No. 333-145547), filed with the Securities and Exchange Commission on August 17, 2007, and incorporated herein by reference.

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Explanatory Note
SIGNATURES
EXHIBIT INDEX